UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 5, 2007

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

One H&R Block Way, Kansas City, MO 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 5, 2007, William L. Trubeck resigned as Executive Vice President, Chief Financial Officer of H&R Block, Inc. (the “Company”).

(c) Effective November 5, 2007, Becky S. Shulman was appointed acting Chief Financial Officer of the Company. Ms. Shulman will serve in this capacity until her resignation or a successor is appointed. Since September 2006, Ms. Shulman, 43, has served as Senior Vice President and Treasurer of the Company. From September 2001 to September 2006, Ms. Shulman served as Vice President and Treasurer of the Company. Ms. Shulman is employed on an “at will” basis as an employee of HRB Management, Inc., a subsidiary of the Company. Pursuant to her employment arrangement, Ms. Shulman receives an annual base salary of $267,500 and participates in the Company’s short-term incentive program with an aggregate target incentive award of $107,000 for the fiscal year ended April 30, 2008. In addition, Ms. Shulman participates in, and receives stock option grants and performance shares under, the Company’s 2003 Long-Term Executive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	November 8, 2007	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary